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                                                                   EXHIBIT 10.15

                           CORPORATE PROGRAM AGREEMENT

         This Corporate Program Agreement (the "Agreement") made this ____, day of March, 2001, between Transmedia Network Inc., a Delaware corporation, having its principal place of business at 11900 Biscayne Boulevard, North Miami, Florida 33181 and Responsys.com, Inc., having its principal place of business at 2225 E. Bay Road, Suite 100, Palo Alto, CA 94303 (collectively, the "Parties") in consideration of the representations, warranties, covenants and agreements set forth in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                 Definitions, Construction, and Effective Date:

1.1 The terms used in the Agreement have the respective meanings indicated below:

              (a) "iDine" shall mean Transmedia Network Inc., its successors, assigns, affiliates, and subsidiaries;

              (b) "Responsys" shall mean Responsys.com, Inc., its successors, assigns, affiliates, and subsidiaries;

              (c) "Corporate Credit Card" shall mean a MasterCard, American Express, Discover or VISA credit card provided by Responsys for use by its Employees to settle business expenses;

              (d) "Employee" shall mean any employee, or any such person regardless of formal employment status, associated with Responsys who is entitled to use the Corporate Credit Card.

              (e) "Rewards Program" shall mean iDine's proprietary rewards program described in detail in Exhibit A attached hereto and made a part hereof;

              (f) "Expense Management Program" shall mean iDine's proprietary corporate expense management program described in detail in Exhibit A attached hereto and made a part hereof;

              (g) "Intellectual Property" shall mean all assumed business names, trade names, d/b/a names, logos, Internet domain names and other Internet addresses, trademarks, service marks, trade dress and any and all federal, state, local and foreign applications, registrations and renewals therefore, and all the goodwill and going concern value associated therewith; all patents (including but not limited to all continuations, extensions, and reissues), patent applications, and inventions and discoveries that may be patentable; all copyrights subsisting in any marketing materials, Employees data, and data, and in online works such as Internet web sites, (including the software underlying such web sites), and any federal or foreign applications, registrations and renewals therefore; all rights in any and all licensed or proprietary computer software, firmware, middleware, programs, applications, databases, and files (in whatever form or medium) including all documentation relating thereto, and all source and object codes relating thereto; all know-how, trade secrets, confidential information, competitively sensitive and proprietary information including but not limited to pricing information, supplier information, telephone and telefax numbers, and e-mail addresses, technical information, data, process technology, business

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plans, drawings, and blue prints; and the right to sue for past infringement, if any, in connection with any of the foregoing; in each case.

              (h) "Marks" shall mean service marks, trademarks, trade names, service dress, and all other commercially typical designations intended to distinguish a Party's goods and services from others' goods and services.

1.2      Unless the context of this Agreement otherwise requires:

              (a) Words of gender include each other gender;

              (b) Words using the singular or plural number also include the plural or singular, respectively; and

              (c) The terms "hereof, "herein", "hereby" and derivative or similar words refer to this entire Agreement.

1.3 This Agreement shall be effective as of the date first executed by Responsys and iDine.

                         Representations and Warranties:

2.1 The Parties represent, warrant, and covenant that on the date of this Agreement that:

              (a) They are duly organized and validly existing and in good standing under the laws of their respective state of incorporation and that they have the requisite corporate power and authority to carry on their business as it is now being conducted;

              (b) They are qualified or licensed as a foreign corporation, where by the nature of their operations qualification or licensure is necessary, in all jurisdictions where they operate, or intend to operate; and

              (c) To the Parties' respective knowledge, the Rewards Program and the Expense Management Program and all of their attendant warranties, statements and claims concerning the Rewards Program shall comply in all material respects with all applicable Federal and State and local laws, rulings, regulations and ordinances, and that such statements and claims will be truthful; and there are no actions, suits, claims, proceedings, or governmental investigations or inquiries pending, or threatened against the Parties seeking to prevent or that, if successful, would prevent the Parties from complying with the terms of the Agreement.

             The Rewards Program and the Expense Management Program:

3.1 The Rewards Program and the Expense Management Program (together, sometimes the "Corporate Programs") are defined and described in Exhibit A attached hereto and made a part hereof.

3.2 iDine may at its sole discretion offer additional or different loyalty rewards programs other than those described in Exhibit A.

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3.3      The Parties recognize that Employees may already be enrolled or may be solicited before, during, and after termination of the Agreement to register individually in other programs that iDine may offer in the ordinary course of business, and iDine is obligated to continue to service the Employee or process any acceptable enrollment, provided however, in no event may such Employees be contacted via means of information contained in the Agreement or provided hereunder.

                    Roles and Responsibilities of Responsys:

4.1 For each Employee, Responsys shall use commercially reasonable efforts to promote frequency of usage of the Rewards Program by all Employees, by means of, but not by way of limitation, monthly newsletters, web sites, communications directed to Employees, and other advertising and fulfillment materials approved by iDine, such approval to not be unreasonably withheld.

4.2 Provide iDine, via mutually agreeable electronic means with appropriate security, all credit card account numbers, expiration dates, Employees' names, Email addresses, and whatever other information is reasonably necessary in order for iDine to enroll Employees in the Corporate Programs by registering Employees' data in iDine's proprietary system.

4.3 Responsys shall make reasonable efforts to promptly update the same information in the same fashion as described in Paragraph 4.2 at least every ninety (90) days whenever Employees are added or deleted from the Corporate Programs.

                      Roles and Responsibilities of iDine:

4.4 iDine agrees to administer and provide the services as described herein, as the same may be amended from time to time, to all Employees of the Corporate Programs.

4.5 Dine shall provide Responsys with electronic monthly activity reports concerning current usage by its Employees in the Corporate Programs as well as updated lists of Rewards Providers and remit payment to Responsys.

4.6 iDine agrees to offer and maintain, at its expense, fax-back and audio Rewards Providers locator toll-free services with hours of operation convenient to all time zones in the continental United States of America.

4.7 iDine may provide a link on the Responsys website, and when available Responsys's intranet, describing the Corporate Programs, provided however, that nothing in the Agreement shall be construed to require iDine to place on its website any material it deems, in its sole discretion, to be:

              (a) Illegal, false, misleading;

              (b) Promoting bigotry, racism, hatred, or harm against any person or group of people;

              (c) Harassing or libelous or otherwise objectionable; and

              (d) Involving the electronic transmission of mass distribution messages, junk mail, or so-called spam.

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                              Term and Termination:

5.1 The Agreement shall be effective as of the date of execution by the Parties and shall, unless sooner terminated or extended in accordance with the succeeding sentence, be in full force and effect through the one year from the date of this agreement (the "Initial Term"). The Agreement shall renew for successive one-year periods (a "Renewal Term") if mutually agreed by the Parties at least thirty (30) days prior to the end of the Initial Term or a Renewal Term.

5.2 The Agreement may be terminated by either Party prior to the expiration of the Initial Term or the Renewal Term upon written notice to the other Party in accordance with the provisions of this Agreement hereof in the event of a material breach by the other Party of its covenants and obligations hereunder that is continuing and is not effectively cured within thirty (30) days notice thereof from the non-breaching Party.

5.3      Either Party may terminate the Agreement for any reason upon sixty
(60)-calendar days written notice to the other Party in accordance with the notice provisions of the Agreement.

                             Effect of Termination:

6.1 Upon the expiration of the term or early termination of this Agreement, Responsys shall immediately return to iDine any and all confidential or proprietary information and data it received or developed in connection with this Agreement or the functions to be performed by it hereunder, and iDine shall immediately return to Responsys any and all confidential or proprietary information it received in connection with this Agreement.

6.2 Termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor prejudice either Party's right to obtain performance of any obligation provided for in this Agreement which by its terms and the action contemplated therein, survives termination or expiration.

6.3 Upon the expiration or termination of this Agreement, either Party shall, at the other Party's election, destroy or return to the other Party all Promotion Materials relating to the Corporate Programs then in its possession.

       Confidential Information, Intellectual Property, and Trade Secrets:

7.1 iDine is the sole and exclusive owner of iDine's Intellectual Property and shall own any and all rights in intellectual property developed by iDine for use in any Corporate Program, or any other programs offering rewards during the term of this Agreement. Nothing herein shall be interpreted or construed to grant to Responsys or any other party any rights, license of interest in the iDine's Intellectual Property. Except as specifically provided herein, no rights or licenses with respect to iDine's Intellectual Property, other technical information or other proprietary rights (including licenses or rights in confidential information, Employee data and information, marketing plans, surveys, research, Employee information), are granted or deemed granted by iDine to Responsys hereunder or in connection herewith.

7.2 The Parties agree, during the term of the Agreement, to treat as confidential and not to disclose to any person (other than to the Parties' Employees who have a need to know the same for purposes of

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the Party's performing its obligations hereunder) or use the same for its own benefit or for any purpose other than performing its obligations hereunder, all confidential or proprietary information, data, plans strategies, projections, budgets, reports, research, financial information, files, Responsys' employees' personal information, agreements and other materials and information it receives, obtains, or learns about the other Party, any Corporate Program, or any other program, service, or product iDine and/or Responsys develops in connection with the Agreement [Our preference is to keep this provision as it relates to developments which must necessarily relate to our programs - is there another concern?]. Each Party shall notify those of its Employees who perform services pursuant to this Agreement of this covenant and shall secure their agreement to abide by its terms.

 Pursuant to this Agreement, either Party may be an Owner or a Recipient of Confidential Information.

     The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that:

 (a) Was publicly known at the time of Owner's communication thereof to Recipient;

 (b) Becomes publicly known through no fault of Recipient subsequent to the time of Owner's communication thereof to Recipient;

 (c) Was in Recipient's possession free of any obligation of confidence at the time of Owner's communication thereof to Recipient;

 (d) Is developed by Recipient independently of and without reference to any of Owner's Confidential Information or other information that Owner disclosed in confidence to any third party;

 (e) Is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or

 (f) Is identified by Owner as no longer proprietary or confidential.

7.3 Each Party agrees that prior to releasing any media or press announcement with respect to the Agreement or the functions to be performed hereunder, it shall submit the text to the other Party for review and approval (which approval shall not be unreasonably withheld).

7.4 iDine shall have the right of prior approval of promotional materials to be used by Responsys which contain iDine's Marks or the endorsement of iDine.

7.5 iDine hereby grants Responsys a limited, non-exclusive, non-assignable license to use any iDine Marks solely in conjunction with the Corporate Programs, including the promotion thereof. This license shall remain in effect for the duration of the Agreement and shall apply to the iDine Marks by operation of law or otherwise to any permitted successor, corporation, organization, or individual.

7.6 Responsys hereby grants iDine a limited, non-exclusive, non-assignable license to use any Responsys Marks solely in conjunction with the Corporate Programs, including the promotion thereof. This license shall remain in effect for the duration of this Agreement and shall apply to the Responsys Marks by operation of law or otherwise to any permitted successor, corporation, organization, or individual.

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                                Indemnification:

8.1 The Parties shall indemnify, defend, and hold harmless each other from and against any and all liability, loss, damage, cost, tax, penalty, fine, and expense (including, without limitation, reasonable attorneys' fees) which a Party may incur, suffer or be required to pay resulting from or arising from a third party claim in connection with (i) the breach by the other Party of any covenant, representation, or warranty contained in the Agreement, or (ii) any negligent or wrongful act or omission of the other Party (including, without limitation, fraud) in the performance of its obligations hereunder.

8.2 Except for the indemnification obligations set forth above, neither Party shall be liable to the other Party for any indirect, special, incidental, punitive, or exemplary damages of any kind, including without limitation, lost revenues, loss of profits, or loss of business, arising from this Agreement or relating to the obligations hereunder.

8.3 iDine will defend and settle at its own expense, and will indemnify Responsys for any damages or expenses including reasonable attorneys' fees resulting from, any action brought against Responsys to the extent that it is based on the Corporate Programs infringement of any patent or any copyright or trade secret of a third party in any jurisdiction in which Responsys is licensed to use the Corporate Programs, provided that: (i) iDine is promptly notified in writing of the claim; (ii) iDine has sole control of the defense and any negotiations for the settlement of such claim; and (iii) Responsys provides iDine, at iDine's expense, with all reasonable assistance, information, and authority necessary to perform the above. Should the Corporate Programs become the subject of any such claim of infringement, then Responsys will permit iDine, at iDine's option and expense, either: (i) to procure for Responsys the right to continue using the Corporate Programs; (ii) replace or modify the Corporate Programs so that the use thereof becomes non-infringing; or (iii) refund any fees for Corporate Services paid in advance by Responsys that are unused as of the date of notice provided by Responsys in accordance with this Section 8.3.

                                Other Provisions:

9.1 The Agreement shall be deemed to have been made in the State of Florida and its form, execution, validity, construction, and effect shall be determined in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

9.2 Notwithstanding the provisions of paragraph 9.4 below, the Parties acknowledge that damages at law may be an inadequate remedy for the breach of any of the covenants and obligations of the Parties contained in the Agreement, accordingly, each Party shall be entitled, without the need of establishing actual damages, to such injunctive relief as may be necessary to prevent, or to enjoin the continuation of, any such breach.

9.3 The Parties shall provide each other's authorized employees, auditors, and attorneys with access at reasonable times during regular business hours and upon reasonable prior notice, and subject to the confidentiality undertakings contained in the Agreement, to such Party's books and records relating to the Corporate Program for purposes of reviewing the calculations thereof; provided, however, any audits performed hereunder will be at the expense of the Party requesting the audit.

9.4 Any dispute, claim or controversy between the parties arising under this Agreement shall be resolved as follows: (i) within 10 days of receipt of notice from either Party, senior management of the

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Parties shall confer and shall use good faith efforts to resolve the dispute;
(ii) if the dispute is not resolved within 30 days of such notice, such dispute shall be resolved by binding arbitration in New York, New York under the then-current rules of the American Arbitration Association. The decision and award of the arbitrator shall be final, binding and non-appealable and may be enforced in any court having jurisdiction thereof.

9.5 If any of the terms or provisions of the Agreement are in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of the Agreement to resolve any inequities.

9.6 Any notice required or permitted to be given under the Agreement shall be delivered in person or sent by courier service, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below:

If to iDine:                 Transmedia Network Inc.
                             11900 Biscayne Boulevard
                             Suite 460
                             North Miami, Florida 33181
                             Attn.:  Keith E. Kiper, Vice President
                             and Corporate Counsel
                             Telephone:  (305) 892-3306
                             Fax:        (305) 892-3342

With a copy to:              Morgan, Lewis & Bockius LLP
                             101 Park Avenue
                             New York, New York 10178
                             Attn.:  Stephen P. Farrell, Esq.
                             Telephone:  (212)309-6050
                             Fax:        (212)309-6273

If to Responsys:             Responsys Inc.
                             2225 E. Bay Shore Rd.
                             Palo Alto, CA 94303
                             Attn:
                             Telephone:
                             Fax:

or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. A notice will be deemed to have been given when received.

9.7 Except as provided in the following sentence, this Agreement and the rights and obligations of the Parties hereto and their respective interests hereunder shall not be assignable or delegable (other than by operation of law) without the prior written consent of the other Party, except that iDine may assign any or all of its rights and interests and delegate any or all of its obligations under the Agreement to any one or more of its Affiliates without the prior written consent of Responsys, in which event the relevant rights and obligations of iDine and remedies available to it hereunder shall extend to and be enforceable

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by such Affiliate. In addition, this Agreement may be assigned by either Party without consent in the event of that Party's merger or acquisition of all or substantially all of that Party's assets.

9.8 All Article headings contained in the Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context requires otherwise, all references in the Agreement to any article or section shall be deemed and construed as references to an article or section of the Agreement.

9.9 It is understood and agreed that each Party shall have the status of an independent contractor under the Agreement and that nothing in the Agreement shall be construed as authorization for either Party to act as agent for the other. The relationship between the Parties as set forth herein shall not be construed as a partnership or joint venture and neither Party shall have fiduciary duties to the other.

9.10 The Agreement is deemed to have been jointly drafted into by the Parties, and any uncertainty or ambiguity shall not be construed for or against either Party as an attribution by either Party.

9.11 The Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Parties. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.12 The Agreement, together with Exhibit A hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements between them relating to the subject matter hereof.

9.13 In the event that any provision or any portion of any provision of the Agreement shall be held to be void or unenforceable, then the remaining provisions of the Agreement (and the remaining portion of any provision held to be void or unenforceable in part only) shall continue in full force and effect.

9.14 The Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

                           [Signature page to follow.]

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IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this Agreement intending it to be effective and binding as of the date first written above.

Transmedia Network Inc.                        Responsys.com, Inc.


By: __________________________________         By: _____________________________
Name:   Gene M. Henderson                      Name:   Kelly B. Cole
Title:  President and                          Title:  Director, Business Ops
        Chief Executive Officer
Date:   9 Mar 01                               Date:   3/14/01

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                    Exhibit A to Corporate Program Agreement

A.1.1   Definitions:

   (a) "Dine" shall mean a distinct dining event at a restaurant, the expense of which may reflect charges for some or all of the following: Food, beverage, tax and gratuity.

   (b) "Participating Restaurant" shall mean a restaurant contractually obligated to iDine to provide rewards dining.

   (c) All other terms shall have the same definitions as set forth in the Corporate Program Agreement in Paragraph 1.1 (a) through (h).

A.2.1.  The Rewards Program:

        iDine maintains a network of Participating Restaurants, which offer discounts (sometimes, the "benefit") on dining (food, beverage, tax and tip) to certain people, enrolled by iDine in certain programs.

   (a)  Employee Rewards.

   (i)  There are three restaurant networks with distinct benefits for
Employees:

        (A) The Restricted Restaurant Network. Provides a 20% discount for all first time Dines in any one calendar month with a maximum discount of $120.00 per that first Dine in a calendar month (if the price of the Dine exceeds $600.00, there is no additional benefit beyond the maximum of $120.00). All subsequent Dines in the same calendar month at that Restricted Restaurant do not receive a benefit.

        (B) The Unrestricted Restaurant Network. Provides a 20% discount for an unlimited number of Dines in a calendar month provided:

            (I) The total cumulative expense of Dines at the Unrestricted Participating Restaurant does not exceed $600.00 per any one calendar month; and

            (II) In the event the cumulative expense of Dines at the Unrestricted Participating Restaurant exceeds $600.00 per any one calendar month, then the benefit will not exceed $120.00 for that month.

        (C) The Yield Management Network. Provides a dynamic, variable incentive to Employees at a number of restaurants ("Yield Management Participating Restaurants") which may be accessed by Employees on specific days of the week or times of day, or both (the "Incentive Period").

   (ii) A Dine in a Participating Restaurant by an Employee that does not exceed the limits for a Restricted Participating Restaurant or the limits for a Unrestricted Participating Restaurant or which occurs during the Incentive Period for a Yield Management Restaurant, paid through means of the Responsys Corporate Credit Card, is a Qualified Dine. Provided, however, in no event will the concurrent use of discounts, coupons, or the like by an Employee at a Participating Restaurant for a Dine qualify as Qualified Dine or count towards the Usage Level described in Section A.3.1 (a) below.

A.3.1   The Expense Management Program:

    The Expense Management Program provides that:

    Once a Employee accumulates Qualified Dines generating $50.00 total in discounts in any one calendar year starting from the date of this Agreement and subsequently on the anniversary of the Agreement (the "Usage Level"), then Responsys shall receive a sum equaling subsequent earned benefits beyond the Usage Level described in the Rewards Program, such sum will be remitted to Responsys by means of monthly check, payable in arrears on the fifteenth of each month.

A.4.1   Other Information:

    The Parties acknowledge that from time to time the list of Participating Restaurants changes.

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       The Parties acknowledge that iDine may at its sole discretion offer additional loyalty rewards programs which may be different from the Dining Program which may also be included in the Expense Management Program.

     Transmedia Network Inc.

      /s/ Gene M. Henderson                Date:  Mar 9, 2001
     --------------------------


     Responsys.com

      Illegible                            Date:  3/14, 2001
     --------------------------